Exhibit 10.11

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is made and entered into this          day of                             , 2013 (“Agreement”), by and among Aviv REIT, Inc., a Maryland corporation (the “Company”), Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership (“Partnership” and, together with the Company, “Indemnitors”), and                                          (“Indemnitee”).

WHEREAS, at the request of the Company, Indemnitee has agreed to serve as a [director] [officer] of the Company and may, therefore, be subjected to claims, suits or proceedings arising as a result of his or her service or employment; and

WHEREAS, as an inducement to Indemnitee to serve as such [director] [officer], Indemnitors have agreed to indemnify and to advance expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, to the maximum extent permitted by law; and

WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification and advance of expenses.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, Indemnitors and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions. For purposes of this Agreement:

(a) “Change in Control” means the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company occurring after the Effective Date, as determined in accordance with this Section 1(a). In determining whether an event shall be considered a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company, the following provisions shall apply:

(i) A “change in the ownership” of the Company shall occur on the date on which any one person, or more than one person acting as a group (excluding Lindsay Goldberg), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company, as determined in accordance with Treasury Regulation § 1.409A-3(i)(5)(v). If a person or group is considered either to own more than 50% of the total fair market value or total voting power of the stock of the Company, or to have effective control of the Company within the meaning of clause (ii) of this Section 1(a), and such person or group acquires additional stock of the Company, the acquisition of additional stock by such person or group shall not be considered to cause a “change in the ownership” of the Company.

(ii) A “change in the effective control” of the Company shall occur on either of the following dates:

(A) the date on which any one person, or more than one person acting as a group (excluding Lindsay Goldberg), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, as determined in accordance with Treasury Regulation § 1.409A-3(i)(5)(vi). If a person or group is considered to possess 30% or more of the total voting power of the stock of the Company, and such person or group acquires additional stock of the Company, the acquisition of additional stock by such person or group shall not be considered to cause a “change in the effective control” of the Company; or

(B) the date on which a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election, as determined in accordance with Treasury Regulation § 1.409A-3(i)(5)(vi).

(iii) A “change in the ownership of a substantial portion of the assets” of the Company shall occur on the date on which any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, as determined in accordance with Treasury Regulation § 1.409A-3(i)(5)(vii). A transfer of assets shall not be treated as a “change in the ownership of a substantial portion of the assets” when such transfer is made to an entity that is controlled by the shareholders of the Company, as determined in accordance with Treasury Regulation § 1.409A-3(i)(5)(vii)(B).

(b) “Corporate Status” means the status of a person who is or was a director, trustee, officer, employee or agent of the Company or of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise for which such person is or was serving at the request of the Company.

(c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d) “Effective Date” means the date set forth in the first paragraph of this Agreement.

(e) “Expenses” shall include all reasonable and out-of-pocket attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness or otherwise participating in a Proceeding.

Expenses also shall include (i) expenses incurred in connection with any appeal resulting from, incurred by Indemnitee in connection with, arising out of respect of or relating to, any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent, (ii) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and (iii) any interest, assessments or other charges in respect of the foregoing.

(f) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent: (i) Indemnitors or Indemnitee in any matter material to either such party, or (ii) any other party to or witness in the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either Indemnitors or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. If a Change in Control has not occurred, Independent Counsel shall be selected by the Board of Directors, with the approval of Indemnitee, which approval will not be unreasonably withheld. If a Change in Control has occurred, Independent Counsel shall be selected by Indemnitee, with the approval of the Board of Directors, which approval will not be unreasonably withheld.

(g) “Lindsay Goldberg” means LG Aviv L.P. and each affiliate of or entity controlled by Lindsay Goldberg LLC or LG GP Holding III LLC.

(h) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (including on appeal), including those pending or completed on or before the Effective Date, unless otherwise specifically agreed in writing by Indemnitors and Indemnitee.

Section 2. Services by Indemnitee. In consideration of Indemnitors’ covenants and commitments hereunder, Indemnitee will serve as a [director] [officer] of the Company. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

Section 3. Indemnification - General. Indemnitors shall indemnify, and advance Expenses to, Indemnitee (a) as provided in this Agreement and (b) otherwise to the maximum extent permitted by Maryland law in effect on the date hereof and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Maryland law as in effect on the date hereof. The rights of Indemnitee provided in this Section 3 shall include the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by Section 2-418(g) of the Maryland General Corporation Law (“MGCL”).

Section 4. Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his or her Corporate Status, he or she is, or is threatened to be, made a party to or a witness (or otherwise becomes a participant) in any threatened, pending, or completed Proceeding, other than a Proceeding by or in the right of the Company. Pursuant to this Section 4, Indemnitee shall be indemnified against all judgments, penalties, fines and amounts paid in settlement and all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with a Proceeding by reason of his or her Corporate Status unless it is established that (i) the act or omission of Indemnitee was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal Proceeding, Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

Section 5. Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 5 if, by reason of his or her Corporate Status, he or she is, or is threatened to be, made a party to or a witness (or otherwise becomes a participant) in any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 5, Indemnitee shall be indemnified against all amounts paid in settlement and all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding unless it is established that (i) the act or omission of Indemnitee was material to the matter giving rise to such a Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (ii) Indemnitee actually received an improper personal benefit in money, property or services.

Section 6. Court-Ordered Indemnification. Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification in the following circumstances:

(a) if it determines Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case Indemnitee shall be entitled to recover the Expenses of securing such reimbursement and indemnification; or

(b) if it determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee (i) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any Proceeding by or in the right of the Company or in which liability shall have been adjudged in the circumstances described in Section 2-418(c) of the MGCL shall be limited to Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with a Proceeding.

Section 7. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision,

to the extent that Indemnitee is, by reason of his or her Corporate Status, made a party to (or otherwise becomes a participant in) any Proceeding and is successful, on the merits or otherwise, in the defense of any such Proceeding, he or she shall be indemnified for all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. In addition to the rights of indemnification provided in Sections 4 and 5, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, Indemnitors shall indemnify Indemnitee under this Section 7 for all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Section 7 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 8. Advance of Expenses. Indemnitors shall, without requiring a preliminary determination of Indemnitee’s ultimate entitlement to indemnification hereunder, advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding to which Indemnitee is, or is threatened to be, made a party or a witness (or otherwise becomes a participant in), within ten days after the receipt by each Indemnitor of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by Indemnitee of Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by Indemnitors as authorized by law and by this Agreement has been met and a written undertaking by or on behalf of Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof, to reimburse the portion of any Expenses advanced to Indemnitee relating to claims, issues or matters in the Proceeding as to which it shall ultimately be established that the standard of conduct has not been met. To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 8 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor.

Section 9. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to each Indemnitor a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 9(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a

Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by the Board of Directors (or a duly authorized committee thereof) by a majority vote of a quorum consisting of Disinterested Directors, or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (C) if so directed by a majority of the members of the Board of Directors, by the stockholders of the Company. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination in the discretion of the Board of Directors or Independent Counsel if retained pursuant to clause (ii)(B) of this Section 9. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by Indemnitors (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and Indemnitors shall indemnify and hold Indemnitee harmless therefrom.

(c) Indemnitors shall pay the reasonable fees and expenses of Independent Counsel, if one is appointed.

Section 10. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and Indemnitors shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption.

(b) The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement, conviction, a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does not create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

Section 11. Remedies of Indemnitee.

(a) If (i) a determination is made pursuant to Section 9 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advance of Expenses is not timely made pursuant to Section 8, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(b) within 30 days after receipt by each Indemnitor of the request for indemnification,, (iv) payment of indemnification is not made pursuant to Section 7 within ten days after receipt by each Indemnitor of a written request therefor, or (v) payment of indemnification pursuant to any other section of this Agreement or the charter or bylaws of the Company is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court located in the State of Maryland, or in any other court of competent jurisdiction, of his or her entitlement to such indemnification or advance of Expenses. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 11(a); provided, however, that this sentence shall not apply to a proceeding brought by Indemnitee to enforce his or her rights under Section 7.

(b) In any judicial proceeding or arbitration commenced pursuant to this Section 11 Indemnitors shall have the burden of proving that Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be.

(c) Indemnitors shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator Indemnitors are bound by all the provisions of this Agreement.

(d) If a determination shall have been made pursuant to Section 9(b) that Indemnitee is entitled to indemnification, Indemnitors shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.

(e) In the event that Indemnitee, pursuant to this Section 11, seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Agreement, and it is determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive indemnification or advancement of Expenses, Indemnitee shall be entitled to recover from Indemnitors, and shall be indemnified by Indemnitors for, any and all Expenses actually and reasonably incurred by him or her in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

(f) Interest shall be paid by Indemnitors to Indemnitee at the maximum rate allowed to be charged for judgments under the Courts and Judicial Proceedings Article of the Annotated Code of Maryland for amounts which Indemnitor pays or are obligated to pay for the period commencing with the date on which Indemnitors were requested to advance expenses in accordance with Section 8 or to make the determination of entitlement to indemnification under Section 11(a) and ending on the date such payment is made to Indemnitee by Indemnitors.

Section 12. Defense of the Underlying Proceeding.

(a) Indemnitee shall notify each Indemnitor promptly upon being served with or receiving any summons, citation, subpoena, complaint, indictment, information, notice, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless Indemnitors’ ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent Indemnitors are thereby actually so prejudiced.

(b) In the event Indemnitee is entitled to indemnification and/or advancement of Expenses with respect to any Proceeding, Indemnitee may, at Indemnitee’s option, (i) retain counsel selected by Indemnitee and approved by Indemnitors to defend Indemnitee in such Proceeding, at the sole expense of Indemnitors, or (ii) have Indemnitors assume the defense of Indemnitee in such Proceeding, in which case Indemnitors shall assume the defense of such Proceeding with counsel selected by Indemnitors and approved by Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed) within ten (10) days of each Indemnitor’s receipt of written notice of Indemnitee’s election to cause Indemnitors to do so. If Indemnitors are required to assume the defense of any such Proceeding, it shall engage legal counsel for such defense, and Indemnitors shall be solely responsible for all fees and expenses of such legal counsel and otherwise of such defense. Such legal counsel may represent both Indemnitee and Indemnitors (and/or any other party or parties entitled to be indemnified by Indemnitors with respect to such matter) unless, in the reasonable opinion of legal counsel to Indemnitee, there is a conflict of interest between Indemnitee and Indemnitors (or any other such party or parties) or there are legal defenses available to Indemnitee that are not available to Indemnitors (or any such other party or parties). Notwithstanding either party’s assumption of responsibility for defense of a Proceeding, each party shall have the right to engage separate counsel at its own expense. The party having responsibility for defense of a Proceeding shall provide the other party and its counsel with all copies of pleadings and material correspondence relating to the proceeding. Indemnitee and Indemnitors shall reasonably cooperate in the defense of any Proceeding with respect to which indemnification is sought hereunder, regardless of whether Indemnitors or Indemnitee assumes the defense thereof. Indemnitee shall not settle or compromise any Proceeding without the prior written consent of Indemnitors, which consent shall not be unreasonably withheld, conditioned or delayed. Indemnitors shall not settle or compromise any Proceeding without the prior written consent of Indemnitee, which consent shall not be unreasonably withheld, conditioned or delayed, if such Proceeding (i) includes an admission of fault of the Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding.

(c) In addition, if Indemnitors fail to comply with any of their obligations under this Agreement or in the event that Indemnitors or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice at the expense of Indemnitors (subject to Section 11(e)), to represent Indemnitee in connection with any such matter.

Section 13. Non-Exclusivity; Survival of Rights; Subrogation.

(a) The rights of indemnification and advance of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the charter or bylaws of the Company, any agreement (including any employment agreement) or a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors, or otherwise and every other such right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Maryland law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the charter or bylaws of the Company and/or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

(b) In the event of any payment under this Agreement, Indemnitors shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable Indemnitors to bring suit to enforce such rights.

Section 14. Insurance. The Company will use its reasonable best efforts to acquire directors and officers liability insurance (“D&O Insurance”), on terms and conditions deemed appropriate by the Board of Directors of the Company, with the advice of counsel, covering Indemnitee or any claim made against Indemnitee in connection with his or her Corporate Status and covering the Company for any indemnification or advance of Expenses made by the Company to Indemnitee for any claims made against Indemnitee in connection with his or her Corporate Status. Without in any way limiting any other obligation under this Agreement, the Company shall indemnify Indemnitee for any payment by Indemnitee arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and Expenses incurred by Indemnitee in connection with a

Proceeding over the coverage of any insurance referred to in the previous sentence. The purchase, establishment and maintenance of any D&O Insurance shall not in any way limit or affect the rights or obligations of Indemnitors or the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by Indemnitors and the Indemnitee shall not in any way limit or affect the rights or obligations of the Company under any such insurance policies. If, at the time the Company receives notice from any source of a Proceeding to which the Indemnitee is a party or a participant (as a witness or otherwise) and the Company has D&O Insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.

Section 15. Coordination of Payments. Indemnitors shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 16. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is or may be, by reason of his or her Corporate Status, a witness in any Proceeding, whether instituted by the Company or any other party, and to which Indemnitee is not a party but in which the Indemnitee receives a subpoena to testify, he or she shall be advanced all reasonable Expenses and indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 17. Duration of Agreement; Binding Effect.

(a) This Agreement shall continue in effect and shall survive any termination of Indemnitee’s Corporate Status.

(b) The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of any Indemnitor), shall continue and survive any termination of this Agreement and any termination of Indemnitee’s Corporate Status, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(c) Indemnitors shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of its respective business and/or assets, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that such Indemnitor would be required to perform if no such succession had taken place.

Section 18. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 19. Exception to Right of Indemnification or Advance of Expenses. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advance of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee, unless (a) the Proceeding is brought to enforce indemnification under this Agreement, and then only to the extent in accordance with and as authorized by Section 11, or (b) the Company’s bylaws, the Company’s charter, a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors or an agreement approved by the Board of Directors to which the Company is a party expressly provide otherwise.

Section 20. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.

Section 21. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 22. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 23. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a) If to Indemnitee, to: The address set forth on the signature page hereto.

(b) If to the Company or the Partnership, to:

Aviv REIT, Inc.

303 West Madison Street

Suite 2400

Chicago, Illinois 60606

Attn: General Counsel

or to such other address as may have been furnished to Indemnitee by Indemnitors or to Indemnitors by Indemnitee, as the case may be.

Section 24. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflicts of laws rules.

Section 25. Miscellaneous. For purposes of this Agreement, the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”. Unless the context otherwise requires, references herein to Sections and Exhibits mean the Sections of, and the Exhibits attached to, this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Aviv REIT, Inc.

By:
Name:
Title:

Aviv Healthcare Properties Limited Partnership

By:	Aviv REIT, Inc., its general partner

By:
Name:
Title:

INDEMNITEE

Name:
Address:

EXHIBIT A

FORM OF UNDERTAKING TO REPAY EXPENSES ADVANCED

The Board of Directors of Aviv REIT, Inc.

Re: Undertaking to Repay Expenses Advanced

Ladies and Gentlemen:

This undertaking is being provided pursuant to that certain Indemnification Agreement dated the          day of                             , 2013, by and among Aviv REIT, Inc., a Maryland corporation (the “Company”), Aviv Healthcare Properties Limited Partnership, a Delaware Limited Partnership (the “Partnership” and, together with the Company, “Indemnitors”), and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advance of Expenses in connection with [Description of Proceeding] (the “Proceeding”).

Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

I am subject to the Proceeding by reason of my status as [a director] [an officer] of the Company and by reason of alleged actions or omissions by me in such capacity. I hereby affirm my good faith belief that at all times, insofar as I was involved as [a director] [an officer], in any of the facts or events giving rise to the Proceeding, I (1) did not act with bad faith or active or deliberate dishonesty, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.

In consideration of the advance of Expenses by Indemnitors (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that (1) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (2) I actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established.

IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this          day of                             , 201    .

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